Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160078, 333-160079, 333-90880, 333-64549 and 333-56121) and in the Registration Statement on Form S-3 (No. 333-158112) of W. P. Carey & Co. LLC of our report dated February 26, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2010